                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT (this "Agreement"), made and entered into as of the 1st day of June, 2000, is by and between The Exigo Group ________, a _______ ("Consultant"), and TekInsight.com, Inc., a Delaware Corporation (the "Company").

                                WITNESSETH THAT:

         WHEREAS, the Company desires to engage the Consultant in the capacity hereinafter stated, and the Consultant desires to enter into an engagement with the Company in such capacity for the period and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Consultant as follows:

1. Consulting Period. The Company hereby agrees to engage the Consultant to provide sales and marketing consulting services for itself and its Affiliates, and a single employee of the Consultant shall be selected, subject to the approval of the Company, to provide such consulting services on a full-time basis at the Company's site or as otherwise directed by the Company (the "Designee"), with such Designee(s) agreeing to act as the Company's Vice President, Product Sales and Marketing, if requested by the Company. The Consultant agrees to provide services to the Company ("Consulting Period") beginning on the date first above written and ending, subject to Section 5, on June 1, 2001. At the request of the Company, the Designee shall be replaced by the Consultant with another employee of Consultant approved by the Company to act in that capacity. This Agreement will automatically renew for successive ninety (90) day periods unless either party gives the other written notice of termination as described in Section 5 hereof, with each such renewal period being considered an extension of the Consulting Period.

2. Independent Contractor. Each of the Consultant and the Designee(s) shall at all times during the term of this Agreement be an independent contractor to the Company, and shall not be regarded as an employee of the Company or any of its subsidiaries. Consultant and the Designee(s) shall be responsible for the payment of all federal, state and local taxes, FICA payments or the like out of the compensation paid to Consultant under the terms of this Agreement.

3. Performance of Duties. The Consultant agrees that, during the Consulting Period, as requested by the Boards of Directors of the Company, the Consultant and the Designee(s) will provide their best efforts, professional energy and talent to serve as a consultant in the best interests of the Company. The Consultant also agrees that it will cause each Designee to execute this agreement in the space provided as an Additional Signatory. The Designee(s) will perform for the Company such duties as are consistent with the position of Vice President, Product Sales & Marketing of the Company, as well as other tasks and duties as requested by the Company and its Board of Directors which are commensurate with the compensation level paid to Consultant and management position of the Designee(s) with the Company.

4. Compensation. Subject to the terms and conditions of this Agreement, during the Consulting Period, the Consultant shall be compensated by the Company for its services as follows:

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         (a)      The Consultant shall receive a consulting fee of $12,500 for each month it is engaged as a Consultant under this Agreement (the "Consulting Fee"), payable on the first day of each month during the Consulting Period.

         (b) The Company shall grant to the Consultant as of the date hereof five-year warrants (the "Company Warrants") to purchase 120,000 shares of the common stock of the Company, par value $.0001 per share (the "Company Common Stock"), which Company Warrants shall be exercisable for $3 per share of Company Common Stock. The Company Warrants referred to in clause (i) above shall be evidenced by a warrant substantially in the form of Exhibit A hereto.

         (c) The Consultant shall promptly be reimbursed for reasonable expenses incurred in the performance by itself and by the Designee(s) of its duties hereunder; provided, that it shall furnish an itemized account satisfactory to the Board of Directors of the Company in substantiation of expenditures in connection with his services under this Agreement.

         (d) In connection with the granting of the Company Warrants to the Consultant, the Consultant agrees that it shall execute and deliver to the Company a Subscription Agreement substantially in the form of Exhibit B hereto, and such agreements and instruments as counsel to the Company shall deem necessary in order for the Company to comply with applicable federal and state securities laws.

5. Termination. This Agreement shall terminate upon the occurrence of any of the following:

         (a) Without Cause. Either the Company or the Consultant may terminate this Agreement upon thirty (30) days' written notice.

         (b) Discharge for Cause. The Board of Directors of the Company may terminate this Agreement immediately and without notice if:

                  (i) The then Designee is or becomes habitually addicted to drugs or alcohol.

                  (ii) The Consultant or any Designee discloses confidential information in violation of Section 6.

                  (iii) The then Designee, voluntarily or involuntarily, steps down as Vice President, Product Sales & Marketing of the Company.

                  (iv) The Company is directed by regulatory or governmental authorities to terminate the engagement of the Consultant or the services of the then Designee, or the Consultant or any Designee engages in, or has engaged in, respectively, activities that result in actions to be taken by regulatory or governmental authorities that have a material adverse effect on the Company.

                  (v) The Consultant or the then Designee is convicted of or pleads no lo contendere to any felony involving moral turpitude or to any crime in connection with the duties to be performed hereunder, but specifically shall not include minor traffic offenses.


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                  (vi)     The Consultant breaches its duties under this
                           Agreement in any material respect, whether or not as a result of the conduct of the then Designee, and that breach is not cured within ten (10) days of notice thereof from the Company to the Consultant. Such notice will only be required for the first said breach.

                  (vii) The Consultant or the then Designee engages in any misconduct that has a material adverse effect on the Company.

                  (viii) The Consultant or the then Designee commits an act of fraud against the Company or any client of the Company.

6. Confidential Information. The Consultant or the then Designee will not at any time, whether during or after the Consulting Period, reveal to any person or entity any of the Confidential Information of the Company, which includes the information of any person or entity controlling, controlled by or under common control of the Company ("Affiliates"), or of any third party which the Company or their Affiliates are under an obligation to keep confidential. The term "Confidential Information" as used throughout this Agreement shall mean all trade secrets, proprietary information and other data or information (and any tangible evidence, record or representation thereof), whether prepared, conceived or developed by the Consultant or the then Designee or any other employee or contractor for the Company, or their Affiliates or received by the Company or their Affiliates from an outside source, which is in the possession of the Company or their Affiliates (whether or not the property of the Company), which in any way relates to the present or future business of the Company including their Affiliates, or any customer or supplier of the Company or their Affiliates, and which is maintained in confidence by the Company and/or their Affiliates. Without limiting the generality of the foregoing, "Confidential Information" shall mean all trade secrets, know-how, proprietary information and other information or data relating to the present or future business of the Company and their Affiliates which is in the possession of the Consultant or its then Designee which has previously been delivered to him, including but not limited to:

                  (i) any idea, improvement, invention, innovation, development technical data, design, formula, device, pattern, concept, computer program, software, firmware, source code, object code, algorithm, subroutine, object module, schematic, model, diagram, flow chart, chip masking specification, user manual, training or service manual, product specification, plan for a new or revised product, compilation of information, or work in process, and any and all revisions and improvements relating to any of the foregoing (in each case whether or not reduced to tangible form); and

                  (ii) the name of any customer, employee, prospective customer or consultant, any sales plan, marketing material, plan or survey, business plan, product or development plan or specification, business proposal, financial record, or business record or other record or information relating to the business of the Company or its Affiliates.

         (a) Notwithstanding the foregoing, the term Confidential Information shall not apply to information (u) disclosed by the Consultant or the then Designee during the consulting period in the course of his duties hereunder and the Consultant or the then Designee reasonably determine in good faith that it is in the best interests of the Company to do so, (v) the Consultant or the then Designee is compelled pursuant to an order of a court or other body having jurisdiction over such matter to do so (in which case the Company shall be given prompt written notice of such intention to divulge such Confidential Information not less that five
                  (5) days prior to such disclosure or such shorter period as the circumstances may reasonably permit), (w) which the Company or an Affiliate of either has voluntarily disclosed to the public without restriction, (x) which has otherwise lawfully entered the public domain, (y) which the Company has permitted the Consultant or the then Designee to disclose by its prior written consent; or (z) which the Consultant or the then Designee may disclose at a forum, workshop or round table conference with the prior knowledge and consent of the Company.

         (b) Consultant and the then Designee further represent that Consultant's and then Designee's performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence Confidential Information acquired by the Consultant and the then Designee prior to engage by the Company. Consultant and the then Designee has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith.

         (c) During the Consulting Period, the Consultant and the then Designee agree not to make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of Company or their Affiliates concerning any of their dealings or affairs otherwise than for the benefit of the Company and their Affiliates. Consultant and the then Designee further agree, after the termination of the Consulting Period, not to use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials including the Company's manuals and policy statements or those of their Affiliates, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company, as applicable, subject to the obligation of confidentiality created herein. Consultant and the then Designee agree that within ten (10) days after the termination of this Agreement, Consultant and the then Designee shall either (i) deliver all of the foregoing, and all copies thereof, to the Company, at its main office, or (ii) destroy all of the foregoing, and all copies thereof, and deliver a sworn notice to the Company certifying to such destruction. Upon the termination or expiration of this Agreement or at such other time as the Company and its Affiliates may request, Consultant and the then Designee agree to return to the Company all originals and copies, whether generated by the Consultant, the then Designee or anyone else, of all versions of software code in hard copy or machine readable form, all document files, lists, forms, contracts, notebooks, rolodexes, keys, credit cards, and any other material which came into, and continues to be in, Consultant's or the then Designee's possession and relate to the Company, its Affiliates and their respective businesses or their potential acquisitions and investments, except to the extent such documents, notebooks or code subsist in computers which are the property of the Consultant and the then Designee, and the Consultant and the then Designee will be deemed to have returned such to the Company and/or its Affiliates by printing a hard copy of such and submitting a certificate affirming under oath that the information has been deleted.

         (d) Consultant and the then Designee recognize that the Company and its Affiliates develop highly-specialized services in competition with other business entities throughout the United States, Canada and other parts of North America, which products and services are designed to compete in regional, nation-wide and other North American markets. In light of the highly competitive nature of the Company's services, Consultant and the then Designee agree that the restrictions contained in this Section 6 are reasonable and cannot be limited to any geographic area within the United States, Canada or other parts of North America or to any narrower field. The Consultant and the then Designee acknowledge that the provisions of this Section 6 are essential to the continued goodwill and profitability of the Company and necessary for the preservation of confidentiality of Confidential Information, and further acknowledges that the application or operation thereof will not involve a substantial hardship upon his future livelihood. Should any court determine that the provisions of this Section 6 shall be unenforceable in respect of scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar hereto or other provisions so as to provide to the Company, to the fullest extent permitted by applicable law, the benefits intended by this Section 6.

7.       Developments Agreement.

         (a) If at any time or times during the Consulting Period, the Consultant or the then Designee (either alone or with others) made or makes, conceives, discovers or reduces to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data technique know-how, secret or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that relate to the business of the Company, its Affiliates, or that of any supplier or customer of the Company with respect to any of the goods and services sold, licensed or under development by the Company, or result from the use of premises or personal property, tangible or intangible, owned, leased or contracted for by the Company or its Affiliates, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company or its Affiliates, and the Consultant and the then Designee shall promptly disclose to the Company (or any persons designated by it) each such Development. The Consultant and the then Designee hereby assign any rights which the Consultant or the then Designee may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

         (b) Upon disclosure of each Development to the Company, Consultant and the then Designee will, during the Consulting Period and at any time within two years thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company or its Affiliates and its duly authorized agents may reasonably require:

                  (i) to apply for, obtain and vest in the name of the Company or its Affiliates alone (unless the Company otherwise directs) letters patent, copyrights or other analogous or other forms of intellectual property protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright, or other analogous protection, or other forms of intellectual property protection. In the event the Company or its Affiliates is unable, after reasonable effort, to secure Consultant's or the then Designee's signature on letters patent, copyright or other analogous or other form of intellectual property protection relating to a Development, whether because of Consultant's or the then Designee's physical or mental incapacity or for any other reason whatsoever, then the Consultant and the then Designee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's and the then Designee's agent and attorney-in-fact, to act for and in Consultant's and the then Designee's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Consultant or the then Designee.

         (c) Consultant and the then Designee understand that the Developments including, but not limited to, those identified in the pages, if any, attached hereto which the Consultant or the then Designee can demonstrate to the satisfaction of the Company or its Affiliates were made or conceived prior to engagement by the Company, are excluded from this Agreement. The Consultant and the then Designee understand that it may have to provide a short description of such excepted Developments and that it may not be sufficient to list the title and purpose of such Developments.

         (d) To the maximum extent permitted by law, all written material or material committed to a fixed form and components thereof, prepared in the course of Consultant's or the then Designee's engagement with Company and its Affiliates, including rough drafts and other materials created in the developmental stages of preparation of finished materials, shall be regarded as "works for hire" for the Company. The Consultant and the then Designee agree that all such materials and components thereof as described, may be used by the Company without additional compensation to Consultant or the then Designee and that the Company shall have the right to change any such materials. The Consultant and the then Designee furthermore assign all rights, title and interest in and to all said materials and components thereof, as aforedescribed, including all worldwide copyright rights including any renewals or extensions available thereon, and agree to execute whatever Powers of Attorney, or other documents which the Company deems necessary or advisable to apply to obtain, or maintain, such copyright protection or to otherwise better enjoy the rights granted in this Section 7.

8. Successors. This agreement shall be binding on, and inure to the benefit of, each of the parties hereto, and their successors and assigns whether or not by operation of law, and any person acquiring all or substantially all of such party's assets and business, whether by merger, consolidation, purchase of assets or otherwise.

9. Nonalienation. The interests of the Consultant under this Agreement are not subject to the claims of its creditors, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

10. Remedies. The Consultant, and each Designee prior to providing services hereunder, acknowledges and will acknowledge that the Company may be irreparably injured by a violation of Section 6, and agrees and will agree that the Company shall be entitled to an injunction restraining the Consultant or any Designee from any actual or threatened breach of
         Section 6, or to any other appropriate equitable remedy without bond or other security being required.

11. Waiver of Breach. The waiver by the Company or the Consultant of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by the Company or the Consultant.

12. Notice. Any notice to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given when delivered by hand, by facsimile with confirmation back or by e-mail with confirmation of delivery, one day after delivery to an overnight courier of national reputation (for next day delivery), or three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         (a)      to the Consultant addressed as follows:

                           The Exigo Group

                           -------------------------

                           -------------------------

                           -------------------------

                           Fax:_____________________

                           E-Mail:__________________

         (b)      to the Company addressed as follows:

                           TekInsight.com, Inc.
                           5 Hanover Square
                           New York, NY 10004
                           Attention: Arion Kalpaxis, Chief Operating Officer
                           Fax: (212) 271-8083
                           E-Mail:  arion@astratek.com

13. Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

14. Applicable Law. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of New York, without regard to its principles of conflict of laws.

15. Termination. All of the provisions of this Agreement shall terminate upon the expiration of the Consulting Period, as it may be earlier terminated or extended, except that the obligations of Section 6 shall not terminate and shall remain in effect indefinitely

         IN WITNESS WHEROF, the Consultant and the Company have executed this Consulting Agreement on the 1st day of June, 2000.



TEKINSIGHT.COM, INC.




By:
   -----------------------------------------
    Name:    Arion Kalpaxis
    Title:   Chief Operating Officer


THE EXIGO GROUP





By:
   -----------------------------------------
    Name:
    Title:


ADDITIONAL SIGNATORY: DESIGNEE




By:
   -----------------------------------------
    Name: